EXHIBIT 32 Section 1350 Certification

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Eli Lilly and Company, an Indiana corporation (the “Company”), does hereby certify that, to the best of his knowledge:

The Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2011	/s/ John C. Lechleiter
John C. Lechleiter, Ph.D.
Chairman of the Board, President, and Chief Executive Officer

Date: February 22, 2011	/s/ Derica W. Rice
Derica W. Rice
Executive Vice President, Global Services and Chief Financial Officer